Securities and Exchange Commission (SEC) Form 3, Form 4 and Form 5 and Application for EDGAR Access (Form ID) Confirmation of Authority to Sign

Pursuant to Instruction 7 to SEC Form 3 - Initial Statement of Beneficial Ownership of Securities, Form 4 - Statement of Changes in Beneficial
Ownership and Form 5 - Annual Statement of Beneficial  Ownership of
Securities the undersigned, being a Associate Secretary of Babson Capital Corporate Investors and Babson Capital Participation Investors (each, a "Trust"), hereby appoint and designate Jessica Burns, Ruth Howe, Ann Malloy,and Melissa LaGrant each as my true and lawful attorneys in fact with full power to (a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange and the Trust said SEC Forms 3, 4 and/or 5 with respect to shares of the Trust purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Trust required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.




Name:	Janice Bishop
Date:   March 23, 2015
Title:	Associate Secretary of Babson Capital Corporate Investors and Babson
        Capital Participation Investors